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                                                                   EXHIBIT 10.21

                AMENDED AND RESTATED WESTERN DIGITAL CORPORATION

                   NON-EMPLOYEE DIRECTORS STOCK-FOR-FEES PLAN

                  This plan (1) was implemented in 1992, (2) was amended and restated effective as of January 9, 1997 to require directors to take half their annual retainer fee in stock, permit deferrals of cash or stock under the plan, and make certain other changes to conform the plan to the new version of Rule 16b-3 and ease administration, (3) was amended and restated effective as of January 27, 2000, to require directors to take $20,000 of their annual retainer fee in stock, increase the premium to 25% for deferral of annual retainers or meeting fees received in the form of common stock and provide a premium of 15% for deferral of annual retainers or meeting fees received in the form of cash, and (4) was amended and restated effective as of November 14, 2002, to extend the term of the plan to December 31, 2012.

         1.       PURPOSE.

                  The purposes of this Western Digital Corporation Non-Employee Director Stock-For-Fees Plan (the "PLAN") are to advance the interests of Western Digital Corporation (the "COMPANY") and its stockholders by increasing ownership by the Company's non-employee directors of the Company's Common Stock, thereby aligning their interests more closely with the interests of the Company's other stockholders, and to make available to the Company the cash that would otherwise have been paid to non-employee directors receiving Common Stock in lieu of fees hereunder.

         2.       ADMINISTRATION.

                  The Plan shall be administered by the Company, which shall have the power to construe the Plan, to resolve all questions arising under the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, and otherwise to carry out the terms of the Plan, but only to the extent not contrary to the express provisions of the Plan. The determinations, interpretations, and other actions of the Company of or under the Plan or with respect to any Common Stock granted pursuant to the Plan shall be final and binding for all purposes and on all persons. Neither the Company nor any officer or employee thereof shall be liable for any action or determination taken or made under the Plan in good faith. Notwithstanding the foregoing, the Company shall have no authority or discretion as to the persons who will receive Common Stock granted pursuant to the Plan, the number of shares of Common Stock to be issued under the Plan, the time at which such grants are made, the number of shares of Common Stock to be granted at any particular time, or any other matters that are specifically governed by the provisions of the Plan.

         3.       PARTICIPATION IN THE PLAN.

                  Directors of the Company who are not employees of the Company or any subsidiary of the Company ("ELIGIBLE DIRECTORS") shall be eligible to participate in the Plan. Each Eligible Director shall, if required by the Company, enter into an agreement with the Company in such form as the Company shall determine consistent with the provisions of the Plan for purposes of implementing the Plan or effecting its purposes. In the event of any

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inconsistency between the provisions of the Plan and any such agreement, the provisions of the Plan shall govern.

         4.       STOCK SUBJECT TO THE PLAN.

                  (a) Number of Shares. The shares that may be issued under the Plan shall be authorized and unissued shares or treasury shares of the Company's Common Stock (the "COMMON STOCK"). The maximum aggregate number of shares that may be issued under the Plan shall be four hundred thousand (400,000), subject to adjustment upon changes in capitalization of the Company as provided in Section 4(b). The maximum aggregate number of shares issuable under the Plan may be increased from time to time by approval of the Company's Board of Directors, and by the stockholders of the Company if stockholder approval is required pursuant to the applicable rules of any stock exchange, or, in the opinion of the Company's counsel, any other law or regulation binding upon the Company.

                  (b) Adjustments. If the Company shall at any time increase or decrease the number of its issued and outstanding shares of Common Stock (whether by reason of reorganization, merger, consolidation, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), then the number of shares of Common Stock still available for issue hereunder shall be increased or decreased appropriately and proportionately.

         5.       MANDATORY STOCK PAYMENTS AND ELECTIONS.

                  For all annual retainer fees paid from and after January 27, 2000, $20,000 of the annual retainer fee payable to each Eligible Director shall be paid in the form of Common Stock rather than cash. Each Eligible Director may make an "ELECTION" to receive Common Stock in lieu of any or all of (i) the remainder of the annual retainer fee otherwise payable to him or her in cash for that calendar year, and/or (ii) the meeting attendance fees otherwise payable to him or her in cash for that calendar year. Such Election for any calendar year must be in writing and must be delivered to the Secretary of the Company not later than the end of the immediately preceding calendar year. In addition, newly elected or appointed Eligible Directors shall make an interim Election as of the date they join the board, which interim Election shall govern until the immediately ensuing calendar year. Separate Elections must be made for each calendar year; if an Eligible Director does not make a written Election for any particular calendar year, then such Eligible Director shall be deemed to have elected to receive all meeting fees and the remainder of his or her retainer fee for that calendar year in cash.

         6.       ISSUANCE OF COMMON STOCK.

                  (a)       Timing and Amounts of Issuances.

                            (i) Common Stock issuable to an Eligible Director in
lieu of annual retainer or meeting fees shall be issued not later than ten days after the date such annual retainer or meeting fees, as the case may be, would have been paid if paid in cash.

                            (ii) The number of shares of Common Stock issuable
in lieu of cash annual retainer fees (whether or not deferred) shall be determined by dividing the amount of cash

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fees being replaced by Common Stock by the Fair Market Value (as defined below)
of the Common Stock on the first trading day of the calendar year for which the annual retainer is being paid (or January 27 in the case of 2000) or, in the case of an annual retainer being paid to a newly appointed or elected Eligible Director for a partial year, on the date such Eligible Director joins the board.

                            (iii) The number of shares of Common Stock issuable
in lieu of cash meeting fees (whether or not deferred) shall be determined by dividing the amount of cash fees being replaced by Common Stock by the Fair Market Value of the Common Stock on the date of the meeting for which the fee is paid.

                  (b) Fractional of Shares. No fractional shares shall be issued under the Plan. The portion of annual retainer or meeting fees that would be paid in Common Stock but for the proscription on fractional shares shall be paid in cash along with any portion of the fee (or the next subsequent fee) that the Eligible Director has elected to receive in cash. For directors electing no cash for a particular calendar year, fractional share equivalent cash balances shall be held by the Company until the end of that calendar year and then distributed in cash to the Eligible Director without interest.

                  (c) Fair Market Value. For the purposes of the Plan, the "FAIR MARKET VALUE" of the Common Stock as of any issuance or deferral date shall be the closing price of the Common Stock on the New York Stock Exchange (or another national stock exchange or the NASDAQ National Market System, if the Common Stock trades thereon but not on the NYSE) as of such date (or, if no such shares were traded on such date, as of the next preceding day on which there was such a trade, provided that the closing price on such preceding date is not less than 100% of the fair market value of the Common Stock, as determined in good faith by the Company, on the date of issuance). If at any time the Common Stock is no longer traded on a national stock exchange or the NASDAQ National Market System, the Fair Market Value of the Common Stock as of any issuance date shall be as determined by the Company in good faith in the exercise of its reasonable discretion.

                  (d) Issuance of Certificates. As promptly as practicable following each issuance of Common Stock hereunder, the Company shall issue to the recipient Eligible Director a stock certificate or certificates registered in his or her name representing the number of shares of Common Stock issued.

         7.       DEFERRAL.

                  (a) Election to Defer. An Eligible Director may elect to defer the receipt of any cash or stock annual retainer or meeting fees payable during the period to which an Election applies. Any such deferral election by an Eligible Director shall specify whether the fees to be deferred are fees that the Eligible Director is required or has elected to receive in Common Stock, and shall be made and take effect at the times specified in the Company's Deferred Compensation Plan (the "DEFERRED COMPENSATION PLAN"). The deferral shall not change the form (cash versus Common Stock) in which the fee is to be paid at the end of the deferral period, notwithstanding the fact that during the deferral period fees ultimately payable in Common Stock may be general unsecured obligations of the Company to the Eligible Director.

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                  (b)       Common Stock Premium. The Company shall pay a 25%
premium to each Eligible Director who elects to defer annual retainer or meeting fees to be received in Common Stock. The number of shares of Common Stock deferred and the premium thereon shall be calculated by multiplying the amount of cash fees being replaced by Common Stock and deferred by 1.25, and then dividing that product by the Fair Market Value of the Common Stock on the date set forth in Section 6(a)(ii) or Section 6(a)(iii) for annual retainer or meeting fees, respectively. Any premium Common Stock shall be subject to the same deferral election, and deliverable to the Eligible Director on the same terms, as the Common Stock upon which the premium is paid.

                  (c) Cash Stock Premium. The Company shall pay a 15% premium to each Eligible Director who elects to defer annual retainer or meeting fees to be received in cash. The cash deferred and the premium thereon shall be calculated by multiplying the amount of cash fees being deferred by 1.15. Any premium cash shall be subject to the same deferral election, and deliverable to the Eligible Director on the same terms, as the cash upon which the premium is paid.

                  (d) Plan Shares. All shares issued or issuable under the Plan, including deferred shares and shares issuable as premiums on deferrals, shall be deducted from the shares available under the Plan at the time first issued or deferred, provided that shares deferred and not ultimately issued and delivered to the Eligible Director shall be returned to the pool of available shares under the Plan.

                  (e) Deferred Compensation Plan. Deferral of Eligible Directors' fees, whether payable in cash or Common Stock and including any premiums, shall be administered pursuant to the Deferred Compensation Plan.

         8.       SECURITIES LAWS.

                  (a) Investment Representations. The Company may require any Eligible Director to whom an issuance of securities is made or a deferred delivery obligation is undertaken as a condition of receiving securities pursuant to such issuance or obligation to give written assurances in substance and form satisfactory to the Company and its counsel to the effect the such person is acquiring the securities for his or her own account for investment and not with any present intention of selling or otherwise distributing the same in violation of applicable securities laws, and to such other effects as the Company deems necessary or appropriate to comply with federal and applicable state securities laws.

                  (b) Listing, Registration, and Qualification. Anything to the contrary herein notwithstanding, each issuance of securities shall be subject to the requirement that, if at any time the Company or its counsel shall determine that the listing, registration, or qualification of the securities subject to such issuance upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or advisable as a condition of, or in connection with, such issuance of securities, such issuance shall not occur in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained on conditions acceptable to the Company. Nothing herein

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shall be deemed to require the Company to apply for or to obtain such listing, registration, or qualification.

                  (c) Restrictions on Transfer. The securities issued under the Plan shall be restricted by the Company as to transfer unless the grants are made under a registration statement that is effective under the Securities Act of 1933, as amended, or unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under state or federal securities laws is not required with respect to such transfer.

         9.       WITHHOLDING TAXES.

                  Whenever shares of Common Stock are to be issued under the Plan, the Company shall have the right prior to the delivery of any certificate or certificates for such shares to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements attributable to the issuance. In the absence of payment by an Eligible Director to the Company of an amount sufficient to satisfy such withholding taxes, or an alternative arrangement with the Eligible Director that is satisfactory to the Company, the Company may make such provisions as it deems appropriate for the withholding of any such taxes which the Company determines it is required to withhold.

         10.      AMENDMENT OF THE PLAN.

                  The Board of Directors of the Company may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time-to-time in any respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to the applicable rules of any securities exchange, or, in the opinion of the Company's counsel, any other law or regulation binding on the Company.

         11.      EFFECTIVE DATE AND DURATION OF THE PLAN.

                  The Plan shall, subject to approval by the Company's stockholders at the Company's 1992 Annual Meeting, be effective January 1, 1993. The Plan shall terminate at 11:59 p.m. on December 31, 2012, unless sooner terminated by action of the Board of Directors. Elections may be made under the Plan prior to its effectiveness, but no issuances under the Plan shall be made before its effectiveness or after its termination.

         12.      GOVERNING LAWS.

                  The Plan and all rights and obligations under the Plan shall be construed in accordance with and governed by the laws of the State of California, excluding its conflicts of laws principles.

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